PROSPECTUS Dated                     Pricing Supplement No. 45
March 1, 1997                        Effective April 14, 1997




                   U.S. $1,000,000,000        Rule 424(b)(3)
                                          Registration Statement
                FORD MOTOR CREDIT COMPANY     No. 33-62973

              VARIABLE DENOMINATION FLOATING
                    RATE DEMAND NOTES


                    ------------------


                          Interest Rate Per Annun
                         -------------------------

Period        Tier One Notes   Tier Two Notes    Tier Three Notes
Beginning     Under $15,000    $15,000-$49,999   $50,000 and over
---------     --------------   ---------------   ----------------

04/14/97          5.16%             5.41%             5.66%